UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported: April 28, 2011)

Innophos Holdings, Inc.

(Exact name of Registrant as specified in its their Charter)

Delaware	001-33124	20-1380758
(States or other jurisdictions of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

259 Prospect Plains Road Cranbury,

New Jersey 08512

(Address of Principal Executive Office, including Zip Code)

(609) 495-2495

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2011 Annual Meeting of Stockholders of Innophos Holdings, Inc. held on May 20, 2011, the Registrant’s stockholders voted on four proposals disclosed in the Registrant’s 2011 Proxy Statement dated April 20, 2011: (i) Proposal 1-Election of Board Members; (ii) Proposal 2-Approval of Selection of Independent Registered Public Accounting Firm; (iii) Proposal 3-Advisory Vote on Executive Compensation; and (iv) Proposal 4-Advisory Vote on Frequency of Future Executive Compensation Advisory Votes.

The results of the voting were as follows:

Proposal 1-Election of Board Members

Director Nominee	For	Withhold	Broker Non-Vote
Gary Cappeline	17,260,009	466,910	2,317,074
Amado Cavazos	17,359,538	367,381	2,317,047
Randolph Gress	17,373,733	353,186	2,317,074
Linda Myrick	17,703,140	23,779	2,317,074
Karen Osar	17,209,129	517,790	2,317,074
John Steitz	14,997,815	2,729,104	2,317,074
Stephen Zide	17,702,205	24,714	2,317,074

Proposal 2-Approval of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Vote
19,357,871	653,905	32,217	0

Proposal 3- Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Vote
16,996,551	706,644	23,724	2,317,074

Proposal 4- Advisory Vote on Frequency of Future Executive Compensation Advisory Votes

3 Years	2 Years	1 Year	Abstain	Broker Non-Vote
3,110,889	73,758	14,523,974	18,298	2,317,047

Item 8.01 Other Items.

On August 1, 2011, the Registrant announced the formation of a new subsidiary in China, Innophos (Taicang) Food Ingredients Manufacturing Co., Ltd. The text of the press release is filed with this report as Exhibit 99.1 and is incorporated by reference in response to this item.

On August 1, 2011, the Registrant issued a press release announcing its financial results for the second quarter of 2011 and that it will be hosting a live conference call to discuss the results. The text of the press release is filed with this report as Exhibit 99.2 and is incorporated by reference in response to this item.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed with this report:

(d) Exhibit No.	Description

99.1	Press Release dated August 1, 2011 announcing formation of a new subsidiary in China

99.2	Press Release dated August 1, 2011 announcing financial results for the second quarter of 2011

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INNOPHOS HOLDINGS, INC.

By:	/s/ Neil Salmon
Name:	Neil Salmon
Title:	Vice President and Chief Financial Officer

Dated: August 1, 2011